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CIGNA CORPORATION                                                     EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollars in millions)

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
                                                                                                         Nine Months Ended
                                                                                                            September 30,
                                                                                                       1995                1994
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
Income (loss) before income taxes                                                                   $   (177)           $   552
                                                                                                    ---------           -------
Fixed charges included in income (loss):
    Interest expense                                                                                      94                 91
    Interest portion of rental expense                                                                    72                 77
                                                                                                    ---------           -------
Total fixed charges included in income (loss)                                                            166                168
                                                                                                    ---------           -------
Income (loss) available for fixed charges                                                           $    (11)           $   720
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RATIO OF EARNINGS TO FIXED CHARGES                                                                         -  (A)           4.3
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   (A)   As a result of a pre-tax loss, the loss available for fixed charges of
         $11 million is insufficient to cover total fixed charges of $166 million.